Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Supervisory Board

ING Groep N.V.:

We consent to the reference to our firm under the heading “Experts” in the prospectus dated March 21, 2017, related to the registration statement on Form F-3 of ING Groep N.V. (File No. 333-202880).

/s/ KPMG Accountants N.V.

Amstelveen, Netherlands

March 21, 2017